Exhibit 10.3.74
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 16, 2010, among PACTIV CORPORATION, a Delaware corporation with an organizational identification number in the State of Delaware of 0624402, and having its registered address at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, Delaware 19801 (“Pactiv Corp”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 6, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”) and The Bank of New York Mellon (formerly The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 9 1/2% Senior Subordinated Notes due 2017 (the “Securities”), initially in the aggregate principal amount of €420,000,000;
     WHEREAS Section 5.01(b)(i)(A) of the Indenture provides that under certain circumstances the Issuer is required to cause Pactiv Corp. to execute and deliver to the Trustee a supplemental indenture pursuant to which Pactiv Corp. shall expressly assume the obligations of Reynolds Acquisition Corporation under the Indenture by unconditionally guaranteeing all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subordinated Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Pactiv Corp., the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2. Agreement to Assume. Pactiv Corp. hereby expressly assumes all of the obligations of Reynolds Acquisition Corporation, as a Subordinated Guarantor under the Indenture.
     3. Agreement to Guarantee. Pactiv Corp. hereby agrees, jointly and severally with all existing Subordinated Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subordinated Guarantor under the Indenture.
     4. Notices. All notices or other communications to Pactiv Corp. shall be given as provided in Section 13.02 of the Indenture.
     5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and Pactiv Corp. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PACTIV CORPORATION
By:	/s/ Mark Dunkley
	Name:	Mark Dunkley
	Title:	Vice President

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
By:	/s/ Mark Dunkley
	Name:	Mark Dunkley
	Title:	Authorized Signatory